                                                                    EXHIBIT 99.1


                              N E W S     R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                          KING PHARMACEUTICALS REPORTS
                      SECOND-QUARTER 2004 FINANCIAL RESULTS

BRISTOL, TENNESSEE, August 5, 2004 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues decreased 25% to $275.1 million during the second quarter ending June 30, 2004 compared to $367.0 million during the second quarter of 2003. During the second quarter ending June 30, 2004, including special items, King incurred a net loss of $63.5 million, or a loss of $0.26 per diluted share, compared to a net loss of $35.0 million and a diluted loss per share of $0.15 in the same period of the prior year. Excluding special items, net earnings decreased 86% to $11.5 million and diluted earnings per share decreased 85% to $0.05 during the second quarter ending June 30, 2004 from net earnings of $82.6 million and diluted earnings per share of $0.34 during the second quarter of 2003.

For the six months ending June 30, 2004, total revenues decreased 20% to $565.8 million compared to $705.4 million during the first six months of 2003. During the six months ending June 30, 2004, including special items, King incurred a net loss of $174.6 million, or a loss of $0.72 per diluted share, in comparison to a net loss of $42.2 million and a loss of $0.18 per diluted share in the same period of the prior year. Excluding special items, net earnings decreased 77% to $37.4 million and diluted earnings per share decreased 78% to $0.15 during the six months ending June 30, 2004 from net earnings of $164.8 million and diluted earnings per share of $0.68 during the first six months of 2003.

Brian A. Markison, President and Chief Executive Officer of King, commented, "As we previously disclosed, we anticipated that our revenues would be significantly affected during the second quarter of 2004 as we effectively reduced wholesale inventory levels. Accordingly, I am pleased to announce that, as of June 30, 2004, wholesale inventory levels of our four key branded pharmaceutical products, based on data obtained through our inventory management agreements with our three largest customers and IMS America prescription data, were on average at an acceptable level of approximately 2.4 months of prescription demand. As a result, we anticipate that future quarterly net sales of our key branded products should more closely reflect demand-based sales."

King recorded special items resulting in a net charge totaling $79.5 million, or $75.0 million net of tax, during the second quarter ending June 30, 2004. More specifically, special items during the second quarter of 2004 include i) a $65.0 million charge representing the Company's current best estimate of the interest, costs, fines, penalties and all other amounts in excess of the $65.4 million King previously accrued for purposes of resolving the ongoing investigations of the Company by the U.S. Securities and Exchange Commission ("SEC") and the Office of the Inspector General ("OIG") of the Department of Health and Human Services, as more fully



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discussed below, plus a charge of $5.0 million related primarily to professional fees associated with these matters; ii) a charge of $6.2 million primarily due to the relocation of the Company's sales and marketing operations from Bristol, Tennessee to Princeton, New Jersey and separation agreements with several executives; iii) a charge of $4.6 million primarily related to the recall of certain lots of Levoxyl(R) (levothyroxine sodium tablets, USP); iv) a charge of $3.1 million for professional fees and expenses primarily associated with the Company's previously announced plan to merge with Mylan Laboratories Inc.; v) a charge of $2.4 million due to an increase in the valuation allowance for Novavax, Inc. convertible notes which Novavax since repurchased from the Company; vi) a gain of $3.4 million on the sale of the Anusol-HC(R) and Proctocort(R) product lines; and vii) a gain of $3.3 million from discontinued operations. King recorded special items totaling $180.8 million, or $117.6 million net of tax, during the second quarter ending June 30, 2003, primarily due to a charge for in-process research and development associated with King's acquisition of new formulations of Sonata(R) (zaleplon). During the first quarter of 2004, King recorded special items resulting in a net charge totaling $215.2 million, or $137.0 million net of tax, primarily due to a loss from discontinued operations that resulted from the Company's decision to divest many of its women's health products. During the three months ending March 31, 2003, King recorded special items totaling $129.6 million, or $89.4 million net of tax, primarily due to an intangible asset impairment charge for Florinef(R) (fludrocortisone acetate, USP).

Net revenue from branded pharmaceuticals, including royalty income, totaled $240.7 million during the second quarter of 2004, a 26% decrease from the second quarter of 2003. Meridian Medical Technologies, our wholly owned subsidiary, contributed $27.7 million of net revenue in the second quarter of 2004 compared to $34.3 million during the same period of the prior year. Revenue from contract manufacturing during the second quarter of 2004 equaled $6.8 million.

Altace(R) (ramipril) net sales equaled $68.4 million in the second quarter of 2004, a 51% decrease from $140.1 million during the second quarter of 2003. Total prescriptions for Altace(R) equaled 3,237,844 during the second quarter of 2004, an increase of 9.3% over the same period of the prior year, according to IMS America monthly prescription data.

Levoxyl(R) net sales equaled $25.3 million during the second quarter ending June 30, 2004 compared to $25.9 million during the second quarter of 2003. As previously disclosed, the U.S. Food and Drug Administration ("FDA") approved supplemental New Drug Applications ("sNDA") during the second quarter of 2004 which provide that Unithroid(R) (levothyroxine sodium tablets, USP) and Levo-T(R) (levothyroxine sodium tablets, USP) are bioequivalent and therapeutically equivalent to Levoxyl(R). Similarly, the FDA has since approved a supplemental Abbreviated New Drug Application ("sANDA") which provides that Mylan's previously approved generic for Unithroid(R) is bioequivalent and therapeutically equivalent to Levoxyl(R).

Net sales of Skelaxin(R) (metaxalone) totaled $55.2 million and Sonata(R) totaled $7.9 million during the second quarter of 2004.



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Net sales of Thrombin-JMI(R) (thrombin, topical, bovine, USP) totaled $31.3 million during the second quarter ending June 30, 2004, a decrease of 11% from $35.0 million during second quarter of 2003.

Royalty revenues, derived primarily from Adenoscan(R) (adenosine), totaled $21.1 million in the second quarter of 2004, a 30% increase from $16.2 million during the same period of the prior year.

As part of the Company's ongoing discussions with governmental agencies pertaining to the previously announced ongoing investigations of the Company by the SEC and the OIG, the Company has begun to discuss the possibility of settling these matters. Although the Company has not reached any agreements or understandings with respect to a possible settlement, the Company believes that, solely for accounting purposes, it is probable that it will enter into a settlement with respect to such investigations. As a result, in accordance with Generally Accepted Accounting Principles King has accrued $65.0 million as an estimate of the interest, costs, fines, penalties and all other amounts in excess of the $65.4 million it previously accrued for the Company's estimated underpayments to Medicaid and other governmental pricing programs. These accruals represent King's current best estimate of the aggregate payment it would have to make pursuant to a comprehensive settlement with respect to such matters. There can be no assurance that King will be able to reach a settlement, whether on these terms or at all, and the amount King actually has to pay to resolve these matters could be more or less than the total amount the Company has accrued.

As previously reported, during the third quarter of 2004 Mylan and King entered into a definitive agreement under which Mylan will acquire King in a stock-for-stock transaction, creating a leading diversified specialty pharmaceutical company. The transaction is expected to close before the end of 2004, subject to regulatory approvals, customary closing conditions and shareholder approvals.

King also announced that it plans to discontinue its development of a modified-release formulation of Altace(R).

CONFERENCE CALL INFORMATION:

King will provide a live webcast of its conference call scheduled for today, Thursday, August 5, 2004, at 8:00 a.m., E.D.T. to address the Company's financial results for the second quarter of 2004, and other matters raised in this press release. Interested persons may listen to the conference call at http://phx.corporate-ir.net/playerlink.zhtml?c=93939&s=wm&e=918761 or by dialing 800-862-9098 (US only) or 785-424-1051 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site, www.kingpharm.com, for not less than 15 days following the call. A replay of the conference call will also be available for not less than 15 days following the call by dialing 888-274-8337 (US only) or 402-220-2329 (international).


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ABOUT KING:

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

ABOUT GAAP:

Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the second quarter and six months ending June 30, 2004 excluding special items. These non-GAAP financial measures exclude special items which King considers to be those items that do not relate to the Company's ongoing, underlying business, are non-recurring, or are not generally predictable. These items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances an analysis of the Company's ongoing, underlying business and an analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

FORWARD-LOOKING STATEMENTS:

         This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to future net sales of King's branded pharmaceutical products; statements pertaining to the SEC and OIG investigations of the Company; and statements pertaining to Mylan's anticipated acquisition of King. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on future net sales of King's key branded pharmaceutical products, particularly Altace(R), Skelaxin(R), and Sonata(R); dependence on the availability and cost of raw materials; dependence of the accuracy of King's estimate of wholesale inventory levels of its products; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence of the affect of generic substitution for Levoxyl(R), dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on the actual outcome of the SEC and OIG investigations;


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dependence on the occurrence of all contingencies necessary to complete the closing of Mylan's acquisition of King; dependence on our compliance with FDA and other government regulations that relate to our business; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the first quarter ended March 31, 2004 which are on file with the Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

                                    CONTACTS:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125











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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                       Three Months Ended            Six Months Ended
                                                                             June 30,                    June 30,
                                                                       2004           2003         2004           2003
                                                                     ---------     ---------     ---------     ---------
                                                                           (Unaudited)                 (Unaudited)
REVENUES:
     Total revenues                                                  $ 275,140     $ 367,015     $ 565,784     $ 705,436
                                                                     ---------     ---------     ---------     ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                                   80,825        90,108       164,363       165,288
     Excess purchase commitment                                             --            --         4,176            --
     Write-off of acquisition related inventory step-up/recall           4,586         1,536         4,586         5,797
                                                                     ---------     ---------     ---------     ---------
                Total cost of revenues                                  85,411        91,644       173,125       171,085
                                                                     ---------     ---------     ---------     ---------
     Selling, general and administrative                                99,132        58,653       180,042       102,768
     Special legal and professional fees                                 4,993        14,296        10,685        14,296
     Co-promotion fees                                                  20,823        55,241        48,327       116,941
                                                                     ---------     ---------     ---------     ---------
                Total selling, general, and administrative             124,948       128,190       239,054       234,005
                                                                     ---------     ---------     ---------     ---------
     Depreciation and amortization                                      38,466        20,637        77,784        38,274
     Research and development                                           17,478        11,093        33,501        20,729
     Research and development - In-process upon acquisition                 --       175,000            --       193,000
     Medicaid related charge                                            65,000            --        65,000            --
     Transaction costs                                                   3,126            --         3,126            --
     Intangible asset impairment                                            --            --        34,936       110,970
     Restructuring charges                                               6,153            --         6,153            --
     Gain on sale of product lines                                      (3,421)           --        (4,279)           --
                                                                     ---------     ---------     ---------     ---------
                Total operating costs and expenses                     337,161       426,564       628,400       768,063
                                                                     ---------     ---------     ---------     ---------

OPERATING LOSS                                                         (62,021)      (59,549)      (62,616)      (62,627)
OTHER (EXPENSES) INCOME:
     Interest expense                                                   (3,266)       (3,435)       (6,371)       (6,469)
     Interest income                                                     1,081         2,199         2,135         4,693
     Valuation (charge) benefit - convertible notes receivable          (2,438)        7,647        (2,487)       15,614
     Other expenses                                                      1,168           (15)          465           (98)
                                                                     ---------     ---------     ---------     ---------
                Total other (expenses) income                           (3,455)        6,396        (6,258)       13,740
                                                                     ---------     ---------     ---------     ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                    (65,476)      (53,153)      (68,874)      (48,887)
         Income tax expense (benefit)                                      152       (16,653)         (896)       (7,977)
                                                                     ---------     ---------     ---------     ---------
LOSS FROM CONTINUING OPERATIONS                                        (65,628)      (36,500)      (67,978)      (40,910)
                                                                     ---------     ---------     ---------     ---------
DISCONTINUED OPERATIONS
     Gain (loss) from discontinued operations, including expected
          loss on disposal                                               3,332         2,338      (167,910)       (2,044)
     Income tax expense (benefit)                                        1,243           853       (61,289)         (746)
                                                                     ---------     ---------     ---------     ---------
                Total gain (loss) from discontinued operations           2,089         1,485      (106,621)       (1,298)
                                                                     ---------     ---------     ---------     ---------
NET LOSS                                                             $ (63,539)    $ (35,015)    $(174,599)    $ (42,208)
                                                                     =========     =========     =========     =========

Basic loss per common share                                          $   (0.26)    $   (0.15)    $   (0.72)    $   (0.18)
                                                                     =========     =========     =========     =========

Diluted loss per common share                                        $   (0.26)    $   (0.15)    $   (0.72)    $   (0.18)
                                                                     =========     =========     =========     =========

Shares used in basic net loss per share                                241,383       240,954       241,341       240,866
Shares used in diluted net loss per share                              241,383       240,954       241,341       240,866



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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             EXCLUDING SPECIAL ITEMS
                      (in thousands, except per share data)


                                                                 Three Months Ended           Six Months Ended
                                                                      June 30,                    June 30,
                                                                2004           2003         2004           2003
                                                              ---------     ---------     ---------     ---------
                                                                    (Unaudited)                 (Unaudited)
REVENUES:
     Total revenues                                           $ 275,140     $ 367,015     $ 565,784     $ 705,436
                                                              ---------     ---------     ---------     ---------
OPERATING COSTS AND EXPENSES:
     Cost of revenues                                            80,825        90,108       164,363       165,288
                                                              ---------     ---------     ---------     ---------
     Selling, general and administrative                         99,132        58,653       180,042       102,768
     Co-promotion fees                                           20,823        55,241        48,327       116,941
                                                              ---------     ---------     ---------     ---------
                Total selling, general, and administrative      119,955       113,894       228,369       219,709
                                                              ---------     ---------     ---------     ---------
     Depreciation and amortization                               38,466        20,637        77,784        38,274
     Research and development                                    17,478        11,093        33,501        20,729
                                                              ---------     ---------     ---------     ---------
                Total operating costs and expenses              256,724       235,732       504,017       444,000
                                                              ---------     ---------     ---------     ---------

OPERATING INCOME                                                 18,416       131,283        61,767       261,436
OTHER (EXPENSES) INCOME:
     Interest expense                                            (3,266)       (3,435)       (6,371)       (6,469)
     Interest income                                              1,081         2,199         2,135         4,693
     Other expenses                                               1,168           (15)          465           (98)
                                                              ---------     ---------     ---------     ---------
                Total other expenses                             (1,017)       (1,251)       (3,771)       (1,874)
                                                              ---------     ---------     ---------     ---------
INCOME BEFORE INCOME TAXES                                       17,399       130,032        57,996       259,562
         Income tax expense                                       5,932        47,462        20,589        94,740
                                                              ---------     ---------     ---------     ---------
NET INCOME                                                    $  11,467     $  82,570     $  37,407     $ 164,822
                                                              =========     =========     =========     =========


Basic income per common share                                 $    0.05     $    0.34     $    0.15     $    0.68
                                                              =========     =========     =========     =========

Diluted income per common share                               $    0.05     $    0.34     $    0.15     $    0.68
                                                              =========     =========     =========     =========

Shares used in basic net income per share                       241,383       240,954       241,341       240,866
Shares used in diluted net income per share                     241,745       241,452       241,754       241,457



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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)


The following tables reconcile Non-GAAP measures to amounts reported under GAAP:



                                                                                   Three Months Ending          Six Months Ending
                                                                                      June 30, 2004               June 30, 2004
                                                                                 -----------------------      ---------------------
                                                                                                  EPS                         EPS
                                                                                 ---------     ---------      ---------    --------
Net income, excluding special charges                                            $  11,467                    $  37,407
Diluted income per common share, excluding special items                                       $    0.05                   $   0.15
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                    --            --        (4,176)       (0.02)
     Write-off of acquisition related inventory step-up/recall
           (cost of goods sold)                                                     (4,586)        (0.02)       (4,586)       (0.02)
     Special legal and professional fees (selling, general,
           and administrative)                                                      (4,993)        (0.02)      (10,685)       (0.04)
     Medicaid related charge (other operating costs and expenses)                  (65,000)        (0.27)      (65,000)       (0.27)
     Transaction costs (other operating costs and expenses)                         (3,126)        (0.01)       (3,126)       (0.01)
     Intangible asset impairment (other operating costs and expenses)                   --            --       (34,936)       (0.14)
     Restructuring charges (other operating costs and expenses)                     (6,153)        (0.03)       (6,153)       (0.03)
     Gain on sale of product lines (other operating costs and expenses)              3,421          0.02         4,279         0.02
     Valuation charge - convertible notes receivable (other expenses)               (2,438)        (0.01)       (2,487)       (0.01)
     Gain (loss) from discontinued operations                                        3,332          0.01      (167,910)       (0.69)
Income tax benefit                                                                   4,537          0.02        82,774         0.34
                                                                                 ---------                   ---------
Net loss                                                                         $ (63,539)                  $(174,599)
                                                                                 =========     ---------     =========     --------
Diluted loss per common share, as reported under GAAP                                          $   (0.26)                  $  (0.72)
                                                                                               =========                   ========


                                                                                   Three Months Ending          Six Months Ending
                                                                                      June 30, 2003               June 30, 2003
                                                                                 -----------------------      ---------------------
                                                                                                  EPS                         EPS
                                                                                 ---------     ---------      ---------    --------
Net income, excluding special charges                                            $  82,570                    $ 164,822
Diluted income per common share, excluding special items                                       $    0.34                   $   0.68
SPECIAL ITEMS:
     Write-off of acquisition related inventory step-up/recall
           (cost of goods sold)                                                     (1,536)        (0.01)       (5,797)       (0.02)
     Special legal and professional fees (selling, general,
           and administrative)                                                     (14,296)        (0.06)      (14,296)       (0.06)
     In-process research and development (other operating costs and expenses)     (175,000)        (0.72)     (193,000)       (0.80)
     Intangible asset impairment (other operating costs and expenses)                   --            --      (110,970)       (0.46)
     Valuation benefit - convertible notes receivable (other income)                 7,647          0.03        15,614         0.06
     Gain (loss) from discontinued operations                                        2,338          0.01        (2,044)       (0.01)
Income tax benefit                                                                  63,262          0.26       103,463         0.43
                                                                                 ---------                   ---------
Net loss                                                                         $ (35,015)                  $ (42,208)
                                                                                 =========     ---------     =========     --------
Diluted loss per common share, as reported under GAAP                                          $   (0.15)                  $  (0.18)
                                                                                               =========                   ========



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                          KING PHARMACEUTICALS, INC.
                          CONSOLIDATED BALANCE SHEET
                       (in thousands, except share data)



                                                                                        June 30,      December 31,
                                                                                          2004           2003
                                                                                       ----------     -----------
ASSETS

Current assets:
      Cash, cash equivalents and marketable securities                                 $  106,807     $  146,053
      Restricted cash                                                                     129,738        133,969
      Accounts receivable, net                                                            255,697        246,417
      Inventory                                                                           236,855        260,886
      Deferred income taxes                                                               179,283        124,930
      Prepaid expenses and other assets                                                    64,534         30,036
      Assets related to discontinued operations                                             1,031          4,012
                                                                                       ----------     ----------
                     Total current assets                                                 973,945        946,303
                                                                                       ----------     ----------
Property, plant and equipment, net                                                        273,468        257,659
Intangible assets, net                                                                  1,447,109      1,552,492
Goodwill                                                                                  134,892        121,355
Deferred income tax assets                                                                 57,585         19,307
Other assets                                                                               45,926         76,117
Assets related to discontinued operations                                                  30,469        204,501
                                                                                       ----------     ----------
                     Total assets                                                      $2,963,394     $3,177,734
                                                                                       ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long term debt                                                $       --     $       97
      Accounts payable                                                                     61,125         83,078
      Accrued expenses                                                                    580,155        506,033
      Income taxes payable                                                                 26,182         79,641
                                                                                       ----------     ----------
                     Total current liabilities                                            667,462        668,849
                                                                                       ----------     ----------
Long-term debt:
      Convertible Debentures                                                              345,000        345,000
      Other long-term liabilities                                                          81,032        121,705
                                                                                       ----------     ----------
                     Total liabilities                                                  1,093,494      1,135,554
                                                                                       ----------     ----------

Shareholders' equity:
           Common shares no par value, 300,000,000 shares authorized,
           241,412,511 and 241,190,852 shares issued and outstanding, respectively      1,208,294      1,205,970
           Retained earnings                                                              660,498        835,097
           Other comprehensive income                                                       1,108          1,113
                                                                                       ----------     ----------
                     Total shareholders' equity                                         1,869,900      2,042,180
                                                                                       ----------     ----------
                     Total liabilities and shareholders' equity                        $2,963,394     $3,177,734
                                                                                       ==========     ==========